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                                                                    EXHIBIT 8(a)


                   [Letterhead of Gibson, Dunn & Crutcher LLP]

                                  June 8, 1998


(213) 229-7000                                                     C 30664-00001

Fountain Oil Incorporated
1400 Broadfield Boulevard
Suite 100
Houston, TX 77084
U.S.A.

Ladies and Gentlemen:

         We are acting as special tax counsel to Fountain Oil Incorporated, a Delaware corporation ("Fountain"), in connection with the proposed transaction (the "Transaction") between Fountain and CanArgo Energy Inc. ("CanArgo") as described in the Joint Proxy Statement and Prospectus, included in the Registration Statement on Form S-3, including all exhibits and attachments thereto (File No. 333-48287) (the "Registration Statement"). Unless otherwise provided, all capitalized terms used herein shall have the meanings assigned in the Registration Statement.

         In rendering our opinion, we have, with your permission, relied upon and assumed as correct now and as of the Effective Time of the Arrangement, (i) the factual information contained in the Registration Statement, (ii) certain factual representations made by Fountain and CanArgo, (iii) the representations contained in the Combination Agreement and the Voting, Support and Exchange Agreement, and (iv) such other materials as we have deemed necessary or appropriate as a basis for our opinion.

         On the basis of the information, representations contained in the foregoing materials, we confirm that the discussion under the caption "TAX CONSIDERATIONS - United States Federal Income Tax Considerations" in the Registration Statement, to the extent it constitutes matters of United States federal income tax law or legal conclusions, is our opinion.

         This opinion expresses our views as to federal income tax laws in effect as of the date hereof, including the Code, applicable Treasury Regulations, published rulings and administrative practices of the Internal Revenue Service (the "Service") and court decisions. This opinion represents our best legal judgment as to the matters addressed herein, but is not binding on the Service or the courts. Furthermore, the legal authorities upon which we rely are subject to change either prospectively or retroactively. Any change in such authorities or any change in the

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Fountain Oil Incorporated
June 8, 1998
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facts or representations, or any past or future actions by Fountain or CanArgo contrary to such representations, might adversely affect the conclusions stated herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "TAX CONSIDERATIONS - United States Federal Tax Considerations."

                                        Very truly yours,

                                        /s/ Gibson, Dunn & Crutcher LLP
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                                        GIBSON, DUNN & CRUTCHER LLP

PSI/DLF